<pre>
As filed with the Securities and Exchange Commission on February 11, 2003
                                                        File No. 333-
                                         Commission file number: 000-3149

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM S-8
                           REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 MediaBus Networks, Inc.
                      (Name of small business issuer in its charter)

                 Florida                       65-0832987
          (state or other jurisdiction      (I.R.S. Employer
           Incorporation or Organization)    Identification No.)

                                  2900 Delk Road
                                    Suite 700
                                     PMB 113
                                Marietta, GA 30067
                (Address of principal executive offices-Zip code)

                               Kenneth O. Lipscomb
                                  2900 Delk Road
                                    Suite 700
                                     PMB 113
                                Marietta, GA 30067
           (Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service:   (770) 977-0944

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the Registration Statement becomes effective.

                                     CALCULATION OF REGISTRATION FEE
Title of Securities  Amount to be   Proposed Maximum   Proposed Maximum Aggregate   Amount of
to be registered     Registered (1)   Offering Price        Offering Price (1)    Registration Fee
                                      Per Share (1)
Common Stock          7,264,284          $1.12               $8,135,998               $748.51
par value

(1) Computed pursuant to Rule 457(c) on the basis of the average of the high and low prices per share as reported for such securities on the NASD's OTC Bulletin Board on February 5, 2003.

                              EXPLANATORY NOTE

         This registration statement covers 7,264,284 shares of common stock, no par value per share, of MediaBus Network, Inc., that were issued under two Consulting Agreements between MediaBus Networks, Inc. and Mercator Group and Taurus Global.

         This registration statement contains two parts. Part I contains a reoffer prospectus prepared in accordance with Part I of Form S-8 in accordance with Instruction C of the General Instructions to Form S-8. Subject to the volume limitations of Rule 144(e) of the Securities Act of 1933, the reoffer prospectus may be used for reoffers or resales on a continuous or delayed basis in the future of the 7,264,284 shares of common stock issued under the above-described Consulting Agreements. Part II contains information required in this registration statement under Part II of Form S-8.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, we will provide to Anshuman Dube, Kurt Benjamin, Tisno Onggara, David Firestone, Karen White, Franco Scalamandre, and Michael Rosenberg documents containing the information specified in Part I, Items 1 and 2. We will furnish without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to Anshuman Dube, Kurt Benjamin, Tisno Onggara, David Firestone, Karen White, Franco Scalamandre and Michael Rosenberg under Rule 428(b) of the Securities Act of 1933. Requests should be directed to MediaBus Networks, Inc., 2900 Delk Road, Suite 700, PMB 113, Marietta, GA 30067 Attention: Corporate Administrator. Our telephone number is (770) 977-0944. The reoffer prospectus follows this paragraph.

                                 PROSPECTUS

                            MediaBus Networks, Inc.

                         7,264,284 Shares of Common Stock

         The shares of MediaBus Networks, Inc. common stock being offered under this prospectus are being offered by Anshuman Dube, Kurt Benjamin, Tisno Onggara, David Firestone, Karen White, Franco Scalamandre, and Michael Rosenberg for their own account. Our common stock trades on the NASD's OTC Bulletin Board under the symbol "MDBU." On February 5, 2003, the high and low sale prices for a share of our common stock were $1.25 and $1.00, respectively.

         The mailing address and the telephone number of our principal executive offices are MediaBus Networks, Inc., 2900 Delk Road, Suite 700, PMB 113, Marietta, GA 30067, (770) 977-0944.

                              ---------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                  PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                              ---------------------

         This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is February 10, 2003

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Risk Factors...............................................................  3
Special Note Regarding Forward-Looking Statements.......................... 13
Use of Proceeds............................................................ 13
Selling Security Holder.................................................... 15
Plan of Distribution....................................................... 15
Transfer Agent and Registrar............................................... 17
Legal Matters.............................................................. 17
Experts.................................................................... 18
Where You Can Find More Information........................................ 19
Incorporation of Documents by Reference.................................... 19

                              RISK FACTORS

         An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

                        RISKS RELATED TO OUR BUSINESS

        OUR COMPANY HAS HAD NO ASSETS OR ONGOING OPERATIONS AND HAS NOT ENGAGED IN ANY BUSINESS ACTIVITIES SINCE JUNE 2002 AND IS SEEKING A MERGER CANADATE.

        Our Company has had no assets or ongoing operations and has not engaged in any business activities since June 2002. Nevertheless, we believe it may be possible to recover some value for the stockholders through the adoption and implementation of a plan whereby our Company will attempt to effect a business combination transaction with a suitable privately held company that has both business history and operating assets.

        While management believes our Company will be able to enter into a business combination transaction within 12 months, there can be no assurance as to how much time will elapse before a business combination is effected, if ever. We will not restrict our search to any specific business, industry or geographical location, and our Company may participate in a business venture of virtually any kind or nature.

        In implementing a particular business combination transaction, our Company may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. After the consummation of a business combination transaction, it is likely that our present stockholders will only own a small minority interest in the combined companies. In addition, as part of the terms of the acquisition transaction, all of our current officers and directors will ordinarily resign and be replaced by new officers and directors selected by the target. Management does not intend to obtain stockholder approval before consummating any acquisition other than a statutory merger.

     WITHOUT A SUCESSSFUL MERGER OR ACQUISITION, WE MAY BE UNABLE TO ACHIEVE THE OBJECTIVES OF OUR CURRENT BUSINESS STRATEGY, WHICH COULD FORCE US TO RESTRUCTURE, FILE FOR BANKRUPTCY, OR CEASE OPERATIONS ENTIRELY, ANY OF WHICH COULD JEOPARDIZE AN INVESTMENT IN OUR COMMON STOCK.

         If we are unable to obtain an acquisition or merger, we could be forced to restructure, file for bankruptcy, or cease operations entirely, any of which could jeopardize an investment in our common stock. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

     OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT QUESTIONING OUR ABILITY TO CONTINUE AS A GOING-CONCERN. THIS REPORT MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL FINANCING AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         The report of our independent auditors contained in our financial statements for the year ended June 30, 2002 includes a paragraph that explains that we have incurred substantial losses and have a working capital deficit. This report raises doubt about our ability to continue as a going-concern. Reports of independent auditors questioning a company's ability to continue as a going-concern are generally viewed unfavorably by analysts and investors.

                    RISKS RELATED TO THIS OFFERING

     SHARES OF OUR COMMON STOCK ELIGIBLE OR TO BECOME ELIGIBLE FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

         As of February 5, 2003, we had outstanding approximately 11,814,164 shares of common stock, of which all but approximately 1,500,000 shares, which number includes the shares offered under this prospectus, were unrestricted under the Securities Act of 1933.
Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

     BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This document contains forward-looking statements, including among others:

        o       our product development activities;

        o our business strategy for establishing a presence in the AMR market;

        o anticipated trends in our financial condition and results of operations;

        o the impact of the continuing threat of terrorism and the responses to such threat by military, government, business and the public; and

        o our ability to distinguish ourselves from our current and future competitors.

        You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Business."

        These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

                             USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holder.


                          SELLING SECURITY HOLDER

         The following table sets forth information as of February 5, 2003 with respect to the beneficial ownership of our common stock both before and immediately following the offering by the selling security holder. The following calculations of the percent of outstanding shares are based on 12,107,140 shares of our common stock outstanding as of the date of the table. Beneficial ownership includes shares issuable upon exercise of warrants and options that are exercisable within sixty days of the date of the table. Beneficial ownership and, accordingly, percent of class ownership, are calculated according to Securities and Exchange Commission Rule 13d-3.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling security holder. All of the shares being offered under this prospectus were issued in a private placement transaction under the terms of various Consulting Agreements by and between us and the selling security holders.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

                                                Shares of Class              Shares of
                                                Beneficially                 Class Being        Shares of Class
Name and Address of              Title of       Owned Prior                  offered Under      Beneficially Owned
of Beneficial Owner              Class          Prior to this Offering       this Prospectus    After this Offering(1)
__________________________      ________        _________________________    ________________   __________________________
                                                Number           Percent                        Number         Percent
                                                ------           -------                        ------         -------
Anshuman Dube
555 South Flower Street
Suite 4500
Los Angeles, CA 90071...........Common          1,162,285          9.60%       1,162,285           --              --

Kurt Benjamin
555 South Flower Street
Suite 4500
Los Angeles, CA 90071...........Common            581,143          4.80%         581,143           --              --

Tisno Onggara
555 South Flower Street
Suite 4500
Los Angeles, CA 90071...........Common            581,143          4.80%         581,143           --              --

David Firestone
555 South Flower Street
Suite 4500
Los Angeles, CA 90071...........Common            581,143          4.80%         581,143           --              --

Karen White
555 South Flower Street
Suite 4500
Los Angeles, CA 90071...........Common          1,937,142         15.99%       1,937,142           --              --

Franco Scalamandre
Taurus Global, LLC
44 West 62nd Street
Suite 7B
New York, New York 10023........Common          1,210,714         10.00%        1,210,714          --              --

Michael Rosenberg
Taurus Global, LLC
44 West 62nd Street
Suite 7B
New York, New York 10023........Common          1,210,714         10.00%        1,210,714          --              --

---------------
(1)      Assumes all shares of class being offered are sold.


                            PLAN OF DISTRIBUTION

         The selling security holder and any of his donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of his shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

         o        transactions to cover short sales;

         o broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to the prevailing market price;

         o        at negotiated prices; or

         o such other price as the selling security holder determines from time to time.

         The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling security holder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

         Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder has not indicated to us that he expects these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling security holder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, the selling security holder has not entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If the selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We have agreed to pay all fees and expenses incident to the registration of the shares.

                       TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Pacific Stock Transfer, Inc. Its telephone number is (702) 433-1228.

                             LEGAL MATTERS

         The validity of the shares of common stock offered under this prospectus will be passed upon by Arnold Y. Steinberg, P.C., Attorney and Counselor at Law, 1420 Center Avenue, Suite 1711, Pittsburgh, PA 15219.

                               EXPERTS

         The consolidated financial statements of MediaBus Networks, Inc. for the fiscal years ended June 30, 2002 and 2001 incorporated by reference into this prospectus have been audited by Hurley & Co. and Clyde Bailey, CPA respectfully, independent certified public accountants, to the extent and for the periods set forth in each firm's report, are incorporated in this prospectus in reliance upon the report given upon the authority of Hurley & Co. as experts in auditing and accounting.

                   WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document, which is filed as an exhibit to the registration statement.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public
Reference Room maintained by the Securities and Exchange Commission at 450
Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                   INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and all documents we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering covered by this prospectus:

     o Our annual report on Form 10-KSB/A for the fiscal year ended June 30, 2002 (File No. 000-3149), filed with the Securities and Exchange Commission on February 11, 2003;

     o Our quarterly report on Form 10-QSB/A for the quarter ended September 30, 2002, filed with the Commission on February 11, 2003; and

     o Our quarterly report on Form 10-QSB for the quarter ended December 30, 2002, filed with the Commission on February 11, 2003.

         Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Securities and Exchange Commission, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                             MediaBus Networks, Inc.
                               2900 Delk Road
                                 Suite 700
                                  PMB 113
                              Marietta, GA 30067
                      ATTENTION: CORPORATE ADMINISTRATOR
                          TELEPHONE: (770) 977-0944

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       Incorporation of Documents by Reference.
              ----------------------------------------

         We incorporate the following documents by reference in this registration statement:

     o Our annual report on Form 10-KSB/A for the fiscal year ended June 30, 2002 (File No. 000-3149), filed with the Securities and Exchange Commission on February 11, 2003;

     o Our quarterly report on Form 10-QSB/A for the quarter ended September 30, 2002, filed with the Commission on February 11, 2003; and

     o Our quarterly report on Form 10-QSB for the quarter ended December 30, 2002, filed with the Commission on February 11, 2003.

         All reports and other documents we subsequently filed after the date of this registration statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part of this registration statement from the date of filing such documents.

         For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       Description of Securities.
              --------------------------

         Not Applicable.

ITEM 5.       Interests of Named Experts and Counsel.
              ---------------------------------------

         Not Applicable.


ITEM 6.       Indemnification of Directors and Officers.
              ------------------------------------------
        Article VIII of our Bylaws provides, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability

o for any breach of such director's duty of loyalty to us or our security holders;

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or

o for any transaction from which such officer or director derived any improper personal benefit.

        Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

ITEM 7 .      Exemption from Registration Claimed.
              ------------------------------------

         Exemption from the registration provisions of the Securities Act of 1933 for the issuance of the shares being offered pursuant to the reoffer prospectus contained in this registration statement is claimed under
Section 4(2) of the Securities Act of 1933, among others, on the basis that such transaction did not involve any public offering and the purchaser was sophisticated with access to the kind of information registration would provide.

ITEM 8.       Exhibits.
              ---------
         4.1 Consulting Agreement dated as of January 6, 2003 by and between MediaBus Networks, Inc. and Mercator Group.

         4.2 Consulting Agreement dated as of January 6, 2003 by and between MediaBus Networks, Inc. and Taurus Global.

         5.1      Opinion of Arnold Y. Steinberg, P.C.

        23.1      Consent of Hurley & Co.

        23.2      Consent of Arnold Y. Steinberg, P.C. (incorporated in
                   Exhibit 5.1)

        24.1 Power of Attorney (included on the signature page hereof) of this registration statement)

ITEM 9.       Undertakings.
              -------------

         MediaBus Networks, Inc. hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed with or furnished by MediaBus Networks, Inc. to the Securities and Exchange Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement):

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any additional or changed material information on the plan of distribution.

         (2) For determining under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fulton, State of Georgia, on February 11, 2003.


                                 MediaBus Networks, Inc.,
                                 a Florida corporation


                                 By:  /S/ KENNETH O. LIPSCOMB
                                     -----------------------------------------
                                     Kenneth O. Lipscomb, Chairman of the Board
                                     and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth O. Lipscomb his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, including a majority of the board of directors, in the capacities and on the date indicated.

Signature                 Title                               Date

/S/ KENNTH O.LIPSCOMB
Kenneth Lipscomb        CEO and Chairman                February 11, 2003

                                  EXHIBIT INDEX

    Exhibit No.       Description
    -----------       -----------

         4.1 Consulting Agreement dated as of January 6, 2003 by and between MediaBus Networks, Inc. and Mercator Group.

         4.2 Consulting Agreement dated as of January 6, 2003 by and between MediaBus Networks, Inc. and Taurus Global.

         5.1      Opinion of Arnold Y. Steinberg, P.C.

        23.1      Consent of Hurley & Co.